77Q1(e)

Revised Schedule A dated as of August 20, 2014 to the Amended and Restated Investment Advisory Agreement between Registrant and J.P. Morgan Investment Management Inc. (effective August 20, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December 23, 2015 (Accession No. 0001193125-14-452556).